                                                                     Exhibit 11

                                        CONAGRA, INC. AND SUBSIDIARIES

                                       Computation of Income Per Share

                                    (In millions, except per share amounts)

                                                                                            Fiscal Year Ended
                                                                       ------------------------------------------------------------
                                                                                               52/53 Weeks
                                                                       ------------------------------------------------------------
                                                                        May 31,      May 25,     May 26,       May 28,      May 29,
                                                                         1998         1997        1996          1995         1994
                                                                       --------     --------    --------      --------     --------
Income per share - basic:

  Income before cumulative effect of
     change in accounting                                           $    641.8    $    637.9   $   211.8    $   512.2   $   453.3
  Less preferred dividends                                                  --            --         8.6         24.0        24.0
                                                                    -----------   -----------  ----------   ----------  ----------
  Income available for common stock
     before cumulative effect of change
     in accounting                                                       641.8         637.9       203.2        488.2       429.3
  Cumulative effect of change in accounting                              (14.8)           --          --           --        (0.2)
                                                                    -----------   -----------  ----------   ----------  ----------
  Net income available for common stock                             $    627.0    $    637.9   $   203.2    $   488.2   $   429.1
                                                                    -----------   -----------  ----------   ----------  ----------
                                                                    -----------   -----------  ----------   ----------  ----------

  Weighted average shares outstanding - basic                            465.5         468.1       468.5        470.0       470.8
                                                                    -----------   -----------  ----------   ----------  ----------
                                                                    -----------   -----------  ----------   ----------  ----------
  Income per share - basic:
  Income before cumulative effect
   of change in accounting                                          $     1.38    $     1.36   $    0.43    $    1.04   $    0.91
  Cumulative effect of change in accounting                              (0.03)           --          --           --          --
                                                                    -----------   -----------  ----------   ----------  ----------
  Basic income per share                                            $     1.35    $     1.36   $    0.43    $    1.04   $    0.91
                                                                    -----------   -----------  ----------   ----------  ----------
                                                                    -----------   -----------  ----------   ----------  ----------
Income per share - diluted:

  Income available for common stock
     before cumulative effect of change in accounting               $    641.8    $    637.9    $  203.2    $   488.2   $   429.3
  Add dividends on convertible preferred
     stock where dilutive                                                   --            --          --         24.0        24.0
                                                                    -----------   -----------  ----------   ----------  ----------
  Income available for common stock
     before cumulative effect of change in
     accounting assuming full dilution                                   641.8         637.9       203.2        512.2       453.3
  Cumulative effect of change in accounting                              (14.8)           --          --          --         (0.2)
                                                                    -----------   -----------  ----------   ----------  ----------
  Net income assuming full dilution                                 $    627.0    $    637.9   $   203.2    $   512.2   $   453.1
                                                                    -----------   -----------  ----------   ----------  ----------
                                                                    -----------   -----------  ----------   ----------  ----------

                                                                    Exhibit 11

                                                                                            Fiscal Year Ended
                                                                       ------------------------------------------------------------
                                                                                               52/53 Weeks
                                                                       ------------------------------------------------------------
                                                                        May 31,      May 25,     May 26,       May 28,      May 29,
                                                                         1998         1997        1996          1995         1994
                                                                       --------     --------    --------      --------     --------

    Weighted average shares
    outstanding - basic                                                 465.5         468.1        468.5        470.0        470.8
    Add shares contingently issuable upon
      exercise of stock options                                           9.8           8.1          7.9          5.3          3.8
    Add shares assumed issued for convertible
      preferred stock where dilutive                                        -             -            -         29.3         29.3
                                                                    -----------   -----------  -----------  ----------- -----------
    Weighted average shares
      outstanding - diluted                                             475.3         476.2        476.4        504.6        503.9
                                                                    -----------   -----------  -----------  ----------- -----------
                                                                    -----------   -----------  -----------  ----------- -----------
    Income per share - diluted:
    Income before cumulative effect of change
      in accounting                                                   $  1.35       $  1.34      $  0.43      $  1.02      $  0.90
    Cumulative effect of change in accounting                           (0.03)            -            -            -            -
                                                                    -----------   -----------  -----------  ----------- -----------
    Diluted income per share                                          $  1.32       $  1.34      $  0.43      $  1.02      $  0.90
                                                                    -----------   -----------  -----------  ----------- -----------
                                                                    -----------   -----------  -----------  ----------- -----------


Note 1: 1996 includes nonrecurring charges of $.76 and $.74 for basic and diluted income per share, respectively.



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